Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com

Sprouts Farmers Market, Inc. Reports First Quarter 2022 Results

PHOENIX, Ariz. – (Globe Newswire) – May 4, 2022 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week first quarter ended April 3, 2022.

"We are encouraged with the strong start to the year,” said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "We delivered top line growth, supported by both positive comps and traffic, while simultaneously maintaining our gross margin discipline. The commitment, passion and dedication of Sprouts ~31,000 team members to one another, our customers and communities were key to our success. We look forward to continuing to engage our communities with innovative, healthy products in convenient smaller format stores, shaping our brand as a destination specialty grocer."

First Quarter Highlights:

•
Net sales totaled $1.6 billion; a 4% increase from the same period in 2021. Net sales growth was driven by positive increase in comparable store sales and new stores opened
•
Comparable store sales growth of 1.6%
•
Diluted earnings per share of $0.79; compared to diluted earnings per share a of $0.70 in the same period in 2021
•
Opened 6 new stores and closed one, resulting in 379 stores in 23 states as of April 3, 2022

Leverage and Liquidity in First Quarter 2022

•
Generated cash from operations of $153 million
•
Invested $22 million in capital expenditures net of landlord reimbursement, primarily for new stores
•
Authorized a new $600 million share repurchase program and repurchased 1.5 million shares of common stock for a total investment of $46 million
•
Entered into a new $700 million credit facility with revised pricing and the addition of ESG-linked pricing terms
•
Ended the quarter with $324 million in cash and cash equivalents

Outlook

“While we are pleased with our first quarter performance, inflation is not slowing and customers are continuing to put a few less items in their baskets,” said Chip Molloy, chief financial officer of Sprouts Farmers Market. “Despite transaction comp continuing to be positive, given the level of uncertainty in the marketplace, we believe it is prudent to assume a more conservative approach to our outlook."

"For the full year, we now expect total sales growth, comparable store sales growth and earnings per share to be at the low end of the outlook provided during our last earnings release. We still expect to open between 15-20 new stores. For the second quarter of 2022, we expect comparable stores sales growth to be relatively flat and diluted earnings per share of $0.49 to $0.53.”

First Quarter 2022 Conference Call

Sprouts will hold a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) on Wednesday, May 4, 2022, during which Sprouts executives will further discuss first quarter 2022 financial results.

A webcast of the conference call will be available through Sprouts’ investor relations webpage located at investors.sprouts.com. Participants should register on the website approximately ten minutes prior to the start of the webcast.

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 8684439.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the impact of the COVID-19 pandemic; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts is the place where goodness grows. True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 31,000 team members and operates approximately 380 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended
	April 3, 2022	April 4, 2021
Net sales	$1,641,161	$1,575,447
Cost of sales	1,029,413	989,273
Gross profit	611,748	586,174
Selling, general and administrative expenses	459,910	439,662
Depreciation and amortization (exclusive of depreciation included in cost of sales)	31,820	31,229
Store closure and other costs, net	377	2,048
Income from operations	119,641	113,235
Interest expense, net	3,039	2,991
Income before income taxes	116,602	110,244
Income tax provision	28,295	27,196
Net income	$88,307	$83,048
Net income per share:
Basic	$0.80	$0.70
Diluted	$0.79	$0.70
Weighted average shares outstanding:
Basic	110,903	118,044
Diluted	111,833	118,607

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	April 3, 2022	January 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$324,301	$245,287
Accounts receivable, net	13,675	21,574
Inventories	272,178	265,387
Prepaid expenses and other current assets	30,556	35,468
Total current assets	640,710	567,716
Property and equipment, net of accumulated depreciation	701,102	716,029
Operating lease assets, net	1,086,008	1,072,019
Intangible assets, net of accumulated amortization	184,960	184,960
Goodwill	368,878	368,878
Other assets	16,096	13,513
Total assets	$2,997,754	$2,923,115
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$165,703	$145,901
Accrued liabilities	143,462	155,996
Accrued salaries and benefits	44,637	58,743
Accrued income tax	15,275	—
Current portion of operating lease liabilities	153,500	151,755
Current portion of finance lease liabilities	1,116	1,078
Total current liabilities	523,693	513,473
Long-term operating lease liabilities	1,106,716	1,095,909
Long-term debt and finance lease liabilities	259,442	259,656
Other long-term liabilities	35,743	36,306
Deferred income tax liability	60,186	57,895
Total liabilities	1,985,780	1,963,239
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 110,243,288 shares issued and outstanding, April 3, 2022; 111,114,374 shares issued and outstanding, January 2, 2022	110	111
Additional paid-in capital	711,712	704,701
Accumulated other comprehensive loss	(1,263)	(3,758)
Retained earnings	301,415	258,822
Total stockholders' equity	1,011,974	959,876
Total liabilities and stockholders' equity	$2,997,754	$2,923,115

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 3, 2022	April 4, 2021
Operating activities
Net income	$88,307	$83,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	32,720	31,841
Operating lease asset amortization	28,043	25,816
Store closure and other costs, net	171	—
Share-based compensation	4,456	3,613
Deferred income taxes	2,291	2,757
Other non-cash items	313	207
Changes in operating assets and liabilities:
Accounts receivable	9,770	8,795
Inventories	(6,790)	(16,733)
Prepaid expenses and other current assets	3,613	(7,747)
Other assets	1,757	(1,078)
Accounts payable	27,645	27,004
Accrued liabilities	(6,857)	(10,568)
Accrued salaries and benefits	(14,106)	(32,959)
Accrued income tax	15,275	16,251
Operating lease liabilities	(32,180)	(28,719)
Other long-term liabilities	(1,399)	3,910
Cash flows from operating activities	153,029	105,438
Investing activities
Purchases of property and equipment	(27,227)	(16,605)
Cash flows used in investing activities	(27,227)	(16,605)
Financing activities
Payments on finance lease liabilities	(176)	(163)
Payments of deferred financing costs	(3,373)	—
Repurchase of common stock	(45,715)	(3,209)
Proceeds from exercise of stock options	2,555	881
Cash flows used in financing activities	(46,709)	(2,491)
Increase in cash, cash equivalents, and restricted cash	79,093	86,342
Cash, cash equivalents, and restricted cash at beginning of the period	247,004	171,441
Cash, cash equivalents, and restricted cash at the end of the period	$326,097	$257,783

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA and EBIT. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA to net income for the thirteen weeks ended April 3, 2022 and April 4, 2021:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 3, 2022	April 4, 2021
Net income	$88,307	$83,048
Income tax provision	28,295	27,196
Interest expense, net	3,039	2,991
Earnings before interest and taxes (EBIT)	119,641	113,235
Depreciation, amortization and accretion	32,720	31,841
EBITDA	$152,361	$145,076

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Source: Sprouts Farmers Market, Inc

Phoenix, AZ

5/4/22